UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Instructure, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

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SUPPLEMENT TO PROXY STATEMENT

Explanatory Note

Instructure, Inc., a Delaware corporation (“Instructure” or the “Company”), filed its revised definitive proxy statement on January 7, 2020 (the “Proxy Statement”), relating to the Agreement and Plan of Merger, dated as of December 4, 2019 (the “Merger Agreement”), by and among the Company, Instructure Holdings, LLC, formerly known as PIV Purchaser, LLC, a Delaware limited liability company (“Parent”), and PIV Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), as a result of which Merger Sub will merge with and into the Company, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent (the “Merger”). The Company desires to supplement the Proxy Statement. These Definitive Additional Materials should be read in conjunction with the Proxy Statement and any supplements thereto, which we urge you to read in its entirety.

Supplemental Disclosures to Proxy Statement

On February 12, 2020, Thoma Bravo submitted a revised proposal to the Company, offering to acquire each issued and outstanding share of Instructure common stock for $48.50 per share in a two-step tender offer pursuant to Section 251(h) of the DGCL in lieu of consummating the merger in accordance with the Merger Agreement. Thoma Bravo further proposed that the tender offer would be commenced within five business days of the date of the entry into an amended and restated merger agreement.

On the evening of February 12, 2020, the Board convened a special meeting, with representatives of Cooley and the Company’s proxy solicitor in attendance, to consider the revised proposal. At the advice of counsel, Mr. Goldsmith and Mr. Thompson voluntarily recused themselves from the meeting. The members of the Board present at the meeting discussed the new proposal and its implications in detail, with input from representatives of Cooley and its proxy solicitor. During the course of that discussion, members of the Board expressed concern about whether the revised proposal provided stockholders with sufficient certainty of closing in light of the feedback concerning the Merger that the Board has received from over 20 stockholders since the execution of the Merger Agreement, the ISS and Glass Lewis reports and recommendations with respect to the Merger, and the timing implications of the new tender offer structure. The Board also weighed the consequences of entering into a revised amended and restated merger agreement contemplating a transaction that might not be consummated, including the potential adverse effects that such new transaction structure and timing could have on the continued operation of its business and on the Company’s relationships with its clients, potential clients and other business partners. Based on these considerations, the members of the Board present at the meeting unanimously determined (i) not to pursue Thoma Bravo’s new proposal, (ii) that it remained in the best interests of Instructure and its stockholders to consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, and (iii) to reaffirm its recommendation that Instructure stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL. In addition, as a result of the timing of the proposal, the members of the Board present at the meeting unanimously authorized and recommended that the chair of the Board (in his capacity as chairperson of the Special Meeting) adjourn the Special Meeting in order to permit the Company to provide Instructure stockholders with the foregoing information.

Accordingly, the Board of Directors continues to recommend that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR”, on an advisory (non-binding) basis, the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Additional Information and Where to Find It

In connection with the proposed transaction, on January 7, 2020 the Company filed with the SEC the Proxy Statement, as well as other relevant documents concerning the proposed transaction. The Company mailed the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction on or about January 14, 2020. Investors and security holders of the Company are urged to carefully read the Proxy Statement (and any amendments thereto when such filings become available) and other filings made in connection therewith because such documents will contain important information about the proposed transaction.

Investors and security holders of the Company are able to obtain a free copy of the Proxy Statement, and will be able to obtain a free copy of any supplements or amendments thereto, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to the Company’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of the Company’s directors and executive officers and their ownership of Company common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 20, 2019 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 8, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, are contained in the Proxy Statement, and will be contained in the other relevant materials to be filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained, without charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking information related to the Company and the acquisition of the Company. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the satisfaction of the conditions precedent to consummation of the proposed transaction; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for the Company’s products; new application introductions and the Company’s ability to develop and deliver innovative applications and features; the Company’s ability to provide high-quality service and support offerings; the Company’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals.

Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at https://ir.instructure.com/overview/default.aspx.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.